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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Westcorp for the registration of its common stock and to the incorporation by reference therein of our report dated January 20, 2004 with respect to the consolidated financial statements of Westcorp for the year ended December 31, 2003 included in its Annual Report on Form 10-K dated March 11, 2004, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement and related Prospectus of Westcorp of our report dated January 20, 2004 with respect to the consolidated financial statements of WFS Financial Inc for the year ended December 31, 2003 included in its Annual Report on Form 10-K dated March 11, 2004, filed with the Securities and Exchange Commission.




                                    /s/ ERNST & YOUNG LLP


Los Angeles, California
July 13, 2004